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                                                                       EXHIBIT 5

                                     [LOGO]

                                                                  August 4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Subject:     Hubbell Incorporated
          1973 Stock Option Plan for Key Employees

Gentlemen:

     I am the Vice President and General Counsel of Hubbell Incorporated, a Connecticut corporation (the "Company") and am familiar with its corporate affairs and proceedings. I have advised the Company with respect to the Hubbell Incorporated 1973 Stock Option Plan for Key Employees (the "Plan") and the proposed issuance and sale of 5,300,000 shares of Class B Common Stock, par value $.01 per share, of the Company (the "Shares"), upon the exercise of options granted pursuant to the Plan, all as described in the Registration Statement on Form S-8 (the "Registration Statement"), dated August 4, 1999, being filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission.

     I have examined the Registration Statement and the Plan. In addition, I have examined the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials, and other documents as I have deemed necessary as a basis for my opinion hereafter expressed.

     Based on the foregoing, it is my opinion that the Shares have been duly and validly authorized and will be, when sold and paid for in accordance with the terms of the Plan and the options granted thereunder, legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.

                               Very truly yours,

                                          HUBBELL INCORPORATED

                                               By: /s/ RICHARD W. DAVIES

                                               ---------------------------------
                                               Richard W. Davies
                                                   Vice President, General
                                                   Counsel
                                               and Secretary